UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A/A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                        AMERICAN MEDICAL PROVIDERS, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

             DELAWARE                                  76-0530185
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)

3555 TIMMONS LANE, SUITE 1550, HOUSTON, TEXAS                 77027
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(Address of principal executive offices)                    (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

      Title of each class                       Name of exchange on which
      to be so registered                       each class is to be registered
      -------------------                       ------------------------------
      Class A Common Stock,                     American Stock Exchange
      $.001 Par Value
      Per Share

If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), please check the following box. [X]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

Securities to be registered pursuant to Section 12(g) of the Act:

                               NOT APPLICABLE
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                              (Title of Class)

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.           DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

      A description of the Registrant's Class A Common Stock, $.001 par value per share (the "Common Stock") to be registered is incorporated herein by reference to the section entitled "Description of Capital Stock" contained in the Registrant's Registration Statement on Form S-1 (Registration No. 333-39441) filed with the Securities and Exchange Commission on November 4, 1997, as amended, (the "Registration Statement"). The Registration Statement relates to the proposed public offering of the Class A Common Stock. The form of prospectus to be subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated herein by reference.

ITEM 2.           EXHIBITS.

      1. A specimen of the Class A Common Stock Certificate is incorporated herein by reference to the Exhibit 4.2 to Amendment No. 3 to the Registration Statement.

      2. A specimen of the Class B Common Stock Certificate is incorporated herein by reference to the Exhibit 4.3 to Amendment No. 3 to the Registration Statement.

      3. The Form of Underwriting Agreement is incorporated herein by reference to Exhibit 1.1 to Amendment No. 3 to the Registration Statement.

      4. Form of Amended and Restated Certificate of Incorporation of American Medical Providers, Inc. (the "Company") is incorporated herein by reference to Exhibit 3.1 to Amendment No. 3 to the Registration Statement.

      5. Form of Amended and Restated Bylaws of the Company is incorporated herein by reference to Exhibit 3.2 to Amendment No. 3 to the Registration Statement.

      6. Form of the Series A Preferred Stock Certificate of Designation is incorporated herein by reference to Exhibit 4.1 to Amendment No. 3 to the Registration Statement.

      7. Form of 1997 Incentive and Non-Qualified Stock Option Plan of the Company is incorporated herein by reference to Exhibit 10.1 to Amendment No. 3 to the Registration Statement.

      8. Form of Registration Rights Agreement between the Company and each Doctor of Podiatric Medicine practice owner is incorporated herein by reference to Exhibit 10.11 to the Registration Statement.

      9. Form of Stockholder Protection Agreement between the Company and ______________, as Rights Agent is incorporated herein by reference to Exhibit 10.12 to Amendment No. 3 to the Registration
            Statement.

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
                                    SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                    AMERICAN MEDICAL PROVIDERS, INC.
                                    ("Registrant")



Date: March 17, 1998
                                    By: /s/ Cecil R. Pickens
                                    Name: Cecil R. Pickens
                                    Title: Vice President and Chief Executive
                                    Officer